                    PAPER WAREHOUSE, INC. AND SUBSIDIARY
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
         FOR THE SIX MONTHS ENDED JULY 30, 1999 AND JULY 31, 1998     EXHIBIT 12
                AND FOR THE FIVE YEARS ENDED JANUARY 29, 1999


($'S IN THOUSANDS)                                                      SIX MONTHS ENDED                 FISCAL YEAR ENDED
                                                                -----------------------------   ---------------------------------
                                                                    JULY 30,        JULY 31,       JANUARY 29,       JANUARY 30,
RATIO OF EARNINGS TO FIXED CHARGES:                                  1999             1998           1999               1998
                                                               ---------------  -------------   ---------------   --------------
Earnings:
     Consolidated net earnings                                 $       (1,116)  $       (309)     $     (521)        $   (207)
     Extraordinary charge, net                                             --             --              --             (110)

     Cumulative effect of accounting change, net                         (108)            --              --               --
     Income taxes(1)                                                      675            206             323              (22)
                                                               ---------------  -------------   ---------------   --------------
        Total earnings before extraordinary charge
           and cumulative effect of accounting change                  (1,683)          (515)           (844)             (75)

Fixed Charges:
     Interest  expense                                                    448             90             279              860
     Interest portion of rental expense                                 1,593          1,024           2,378            1,779
                                                               ---------------  -------------   ---------------   --------------
         Total fixed charges                                            2,041          1,114           2,657            2,639


Earnings available for fixed charges                            $         358   $        599       $   1,813         $  2,564
                                                               ---------------  -------------   ---------------   --------------
                                                               ---------------  -------------   ---------------   --------------

Ratio of earnings before extraordinary charge and cumulative
     effect of accounting change to fixed charges (2)                     --              --              --               --
                                                               ---------------  -------------   ---------------   --------------
                                                               ---------------  -------------   ---------------   --------------


                                                                               FISCAL YEAR ENDED
                                                               ------------------------------------------------
                                                                  JANUARY 31,     FEBRUARY 2,      JANUARY 27,
                                                                     1997           1996              1995
                                                               --------------  ---------------   --------------
Earnings:
     Consolidated net earnings                                 $        808    $      797        $         794
     Extraordinary charge, net                                           --            --                   --
     Cumulative effect of accounting                                     --            --                   --
     change, net
     Income taxes(1)                                                   (500)         (494)                (492)
                                                               --------------  ---------------   --------------
        Total earnings before extraordinary charge
           and cumulative effect of accounting change                  1,308        1,291                1,286

Fixed Charges:
     Interest  expense                                                  834           547                  227
     Interest portion of rental expense                               1,436         1,046                  673
                                                               --------------  ---------------   --------------
        Total fixed charges                                           2,270         1,593                  900

Earnings available for fixed charges                           $      3,578    $    2,884        $       2,186
                                                               --------------  ---------------   --------------
                                                               --------------  ---------------   --------------

Ratio of earnings before extraordinary charge and cumulative
     effect of accounting change to fixed charges(2)                  1.58          1.81                 2.43
                                                               --------------  ---------------   --------------
                                                               --------------  ---------------   --------------

(1) Prior to November 1997, the Company was taxed as an S-Corporation. This amount reflects the pro forma provision for taxes as if the Company were taxed as a C-Corporation

(2) For the six months ended July 30, 1999 and July 31, 1998, earnings were not adequate to cover fixed charges by approximately $1.7 million and $515,000, respectively. For the fiscal years ended January 29, 1999 and January 30, 1998, earnings were not adequate to cover fixed charges by approximately $844,000 and $75,000, respectively.